UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2020

MICROBOT MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Recreation Park Drive, Unit 108 Hingham, Massachusetts 02043
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 875-3605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MBOT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

On February 25, 2020, Microbot Medical Inc. (the “Company”) announced that the Appellate Division – 1st Department (the “Appellate Division”) affirmed the decision of the Trial Court in the Company’s previously disclosed lawsuit captioned Sabby Healthcare Master Fund Ltd. and Sabby Volatility Warrant Master Fund Ltd., Plaintiffs, against Microbot Medical Inc., Defendant, in the Supreme Court of the State of New York, County of New York (the “Trial Court”) (Index No. 654581/2017).

The complaint before the Trial Court alleged, among other things, that the Company breached multiple representations and warranties contained in the Securities Purchase Agreement (the “SPA”) related to its June 8, 2017 equity financing (the “Financing”), of which the Plaintiffs participated. The complaint sought rescission of the SPA and return of the Plaintiffs’ $3.375 million purchase price with respect to the Financing, and damages in an amount to be determined at trial, but alleged to exceed $1 million. A trial was held on February 11, 2019. The Trial Court dismissed the damages claim, but on February 28, 2019, the Trial Court issued a Decision and Order After Trial to rescind the SPA, requiring the Plaintiffs to transfer back to the Company the 83,333 shares (post-stock split) they purchased in the Financing, and for the Company to return to Plaintiffs their purchase price of $3.375 million. On March 27, 2019, the Company filed a Notice of Appeal and an Undertaking to stay execution of the judgment pending appeal. As a result of the appeal, the Company placed approximately $4.2 million in escrow (the “Escrow”) with a surety bonding agent pending the appeal.

The Company’s Board of Directors subsequently determined not to seek further appellate review. As a result, the Company expects to pay to the Plaintiffs approximately $3,667,412, representing the return of the purchase price for the shares pursuant to the SPA plus interest and court costs, which amount will be paid out of the Escrow. Furthermore, the Plaintiffs will return to the Company the 83,333 shares (post-stock split) they purchased pursuant to the SPA. The remaining approximately $530,000 in Escrow will be released to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Name:	Harel Gadot
Title:	Chief Executive Officer, President and Chairman

Date: February 25, 2020